                                                                      Exhibit 21

                               Ford Motor Company

            SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 1994*

                                                                        Jurisdiction of
                                                                          Organization
                                                                        ---------------

     Ford Capital B.V.                                                   The Netherlands
     Ford Credit Europe plc                                              England
       Ford Bank AG                                                      Germany
       Ford Credit Entidad de Financiacion, S.A.                         Spain
     Ford Electronica Portuguesa, Ltd.                                   Portugal
     Ford Electronics and Refrigeration Corporation                      Delaware, U.S.A.
       Ford Electronics Manufacturing Corporation                        Canada
       Ford Industria e Comercio Ltda.                                   Brazil
     Ford Ensite International Inc.                                      Canada
       Essex Manufacturing                                               Canada
       Ford Lio Ho Motor Company Ltd.                                    Taiwan
         FLH Marketing Services Ltd.                                     Taiwan
         FLH Sales Limited                                               Taiwan
       AIC Corporation                                                   Japan
     Ford Espana S.A.                                                    Spain
     Ford Export Services B.V.                                           The Netherlands
     Ford France S.A.                                                    France
     Ford Holdings, Inc.                                                 Delaware, U.S.A.
       Associates First Capital Corporation                              Delaware, U.S.A.
         Associates Corporation of North America                         Delaware, U.S.A.
       Ford Leasing Development Company                                  Delaware, U.S.A.
       Ford Motor Land Development Corporation                           Delaware, U.S.A.
       The American Road Insurance Company                               Michigan, U.S.A.
         Ford Life Insurance Company                                     Michigan, U.S.A.
       USL Capital Corporation                                           Delaware, U.S.A.
     Ford International Capital Corporation                              Delaware, U.S.A.
     Ford Investment Partnership                                         Michigan, U.S.A.
     Ford Italiana S.p.A.                                                Italy
     Ford Motor Company of Canada, Limited                               Canada
       Ford Motor Company of Australia Limited                           Australia
       Ford Motor Company of New Zealand Limited                         New Zealand
     Ford Motor Company Limited                                          England
       ACONA B.V.                                                        The Netherlands
     Ford Motor Company, S.A. de C.V.                                    Mexico
       Ford Motor Compania Comercial, S.A. de C.V.                       Mexico
     Ford Motor Credit Company                                           Delaware, U.S.A.
       Ford Credit Australia Limited                                     Australia
       Ford Credit Auto Receivables Corporation                          Delaware, U.S.A.
       Ford Credit Canada Limited                                        Canada
       Ford New Holland Credit Company                                   Delaware, U.S.A.
     Ford Motor de Venezuela, S.A.                                       Venezuela
     Ford Werke AG                                                       Germany
       Ford Werke AG & Co. Leasing KG                                    Germany
     Jaguar Limited                                                      England
     Transcon Insurance Limited                                          Bermuda

     522 Other U.S. Subsidiaries
     315 Other Non-U.S. Subsidiaries

   * Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.